                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          InSight Health Services Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          INSIGHT HEALTH SERVICES CORP.
                       4400 MacArthur Boulevard, Suite 800
                         Newport Beach, California 92660

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD DECEMBER 7, 1999

The Third Annual Meeting of Stockholders of InSight Health Services Corp. ("Company") will be held at the Hyatt Regency Hotel, located at 17900 Jamboree Road, Irvine, California 92714 on Tuesday, December 7, 1999, at 10:00 a.m., Pacific Standard Time, for the following purposes:

(1) to elect two of the Company's directors to serve a three-year term until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(2) to consider and vote upon a proposal to approve the Company's 1999 Stock Option Plan, as adopted by the Company's Board of Directors on October 20, 1999; and

(3) to transact such other business as may properly come before the Annual Meeting and any and all postponements or adjournments thereof.

The close of business on Tuesday, October 26, 1999 has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any and all postponements or adjournments thereof.

The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding common stock is necessary to constitute a quorum for the election of directors, and the presence, either in person or by proxy, of persons entitled to vote a majority of the votes represented by the outstanding common stock, Series B Senior Convertible Preferred Stock and Series C Senior Convertible Preferred Stock is necessary to constitute a quorum for the approval of the 1999 Stock Option Plan and transaction of any other business as may properly come before the Annual Meeting. To assure your representation at the Annual Meeting, please vote, sign and mail the enclosed Proxy for which a return envelope is provided.

By Order of the Board of Directors


/s/ Marilyn U. MacNiven-Young

Marilyn U. MacNiven-Young
Executive Vice President, General Counsel and Secretary

Newport Beach, California
October 28, 1999



ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON; HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE.

                          INSIGHT HEALTH SERVICES CORP.
                            4400 MacArthur Boulevard
                                    Suite 800
                         Newport Beach, California 92660

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                                December 7, 1999

This Proxy Statement is being mailed in connection with the solicitation on behalf of the Board of Directors ("Board") of InSight Health Services Corp., a Delaware corporation ("Company"), of proxies for use at the Third Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Hotel, located at 17900 Jamboree Road, Irvine, California 92714 on Tuesday, December 7, 1999, at 10:00 a.m., Pacific Standard Time, and at any and all postponements or adjournments thereof.

The entire cost of the solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and all papers accompanying them. The Company will reimburse brokers or other persons holding stock in their name or in the names of their nominees for the benefit of other beneficial owners for their expenses in sending proxies and proxy materials to beneficial owners. In addition to solicitation by mail, certain directors, officers and regular employees of the Company, who will receive no special compensation for their services, may solicit proxies personally or by telephone or facsimile.

The persons named in the accompanying proxy card will vote shares represented by all valid proxies in accordance with the instructions contained thereon. In the absence of such instructions, shares represented by properly executed proxies will be voted in favor of the nominees for director and approval of the Company's 1999 Stock Option Plan. Any stockholder may revoke his or her proxy at any time prior to its use by filing with the corporate secretary, at 4400 MacArthur Boulevard, Suite 800, Newport Beach, California 92660, written notice of revocation or a duly executed proxy bearing a later date. Execution of the enclosed proxy will not affect your right to vote in person if you should later decide to attend the Annual Meeting.

This Proxy Statement and the accompanying proxy card are first being mailed to holders of the Company's common stock, par value $0.001 per share ("Common Stock"), on or about October 28, 1999.

                        RECORD DATE AND VOTING SECURITIES

The close of business on Tuesday, October 26, 1999, has been fixed as the record date for determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding and entitled to vote 2,932,191 shares of Common Stock. Each share of Common Stock is entitled to one vote with respect to the election of directors to be elected by the holders of Common Stock ("Common Stock Directors"). (See "ELECTION OF DIRECTORS"). The presence, either in person or by proxy, of persons entitled to cast a majority of such votes constitutes a quorum for the purpose of the election of the Common Stock Directors. A plurality of the votes cast is required for the election of the Common Stock Directors. Votes may be cast in favor of or withheld from the Common Stock Director nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect. Certain of the Company's directors ("Preferred Stock Directors") are elected, by written consent, by the holders of the Company's Series B Senior Convertible Preferred Stock ("Series B Preferred Stock") and Series C Senior Convertible Preferred Stock ("Series C Preferred Stock" and, together with the Series B Preferred Stock, "Preferred Stock") as separate classes. (See "ELECTION OF DIRECTORS".)

All matters, other than the election of directors and matters which are to be voted on by the holders of Series B Preferred Stock and Series C Preferred Stock as separate classes, are to be voted on by the holders of Common Stock and Preferred Stock (voting on an as-if-converted basis) as a single class, provided that the maximum aggregate voting percentage of the Preferred Stock in such event may not exceed 37% of the shares eligible to vote. The Series B Preferred Stock is currently convertible into 2,985,075 shares of Common Stock and the Series C Preferred Stock is currently convertible into 3,337,581 shares of Common Stock. The presence, either in person or by proxy, of persons entitled to vote a majority of the votes represented by the outstanding Common Stock and Preferred Stock (on an as-if-converted basis) is necessary to constitute a quorum for the transaction of any other business which may properly come before the Annual Meeting. The Company is not aware of any business to be presented for consideration at the Annual Meeting other than the election of the Common Stock Directors identified herein and the proposal to approve the Company's 1999 Stock Option Plan. Abstentions are included in the determination of the number of shares present and entitled to vote for purposes of determining the presence of a quorum and determining the approval of any matter requiring the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote, including the Company's 1999 Stock Option Plan. Broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not for purposes of determining the number of shares that are present in person or by proxy and entitled to vote for approval of a matter requiring the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote, including the Company's 1999 Stock Option Plan.

                              ELECTION OF DIRECTORS

Pursuant to the terms of a recapitalization consummated in October 1997 ("Recapitalization"), the number of directors comprising the Board is fixed at nine, consisting of six Common Stock Directors, one of whom ("Joint Director") is to be proposed by the holders of a majority of each of the Series B Preferred Stock and the Series C Preferred Stock and approved by a majority of the Board in its sole discretion, and three Preferred Stock Directors, two of whom are to be elected by the holders of the Series B Preferred Stock ("Series B Directors") and one of whom is to be elected by the holders of the Series C Preferred Stock ("Series C Director"), acting by written consent and without a meeting of the Common Stock holders. As long as the initial purchasers of the Series B Preferred Stock and their affiliates ("Carlyle Stockholders") own at least 50% of the Series B Preferred Stock, the holders of the Series B Preferred Stock will have the right to elect two Preferred Stock Directors and as long as the Carlyle Stockholders own at least 25% but less than 50% of such Stock, such holders will have the right to elect one Preferred Stock Director. As long as General Electric Company ("GE") owns at least 25% of the Series C Preferred Stock, the holders of the Series C Preferred Stock will have the right to elect one Preferred Stock Director. Except in the event of a conversion of all of the Series B Preferred Stock and Series C Preferred Stock into Series D Senior Convertible Preferred Stock (see "POSSIBLE FUTURE BOARD CHANGES"), if the ownership percentage of the Carlyle Stockholders or GE falls below the applicable threshold, the Preferred Stock Director(s) formerly entitled to be elected by the Series B Preferred Stock holders or the Series C Preferred Stock holders, as applicable, will automatically be removed and the Board will be able to fill the resulting vacancies for the balance of the terms of such directors. Thereafter, such directors will be elected by the Common Stock holders. Holders of the Series B Preferred Stock and the Series C Preferred Stock are not entitled to participate in the election of the Common Stock Directors.

Presently, the Board consists of seven directors, four of whom are Common Stock Directors and three of whom are Preferred Stock Directors. There is a vacancy in the Common Stock Directors, as a result of the resignation of E. Larry Atkins, the Company's president and chief executive officer and a Common Stock Director, on July 12, 1999. In addition, the vacancy created for the Joint Director has not yet been filled.

The Company's Certificate of Incorporation provides that the Common Stock Directors serve for three-year terms which are staggered to provide for the election of approximately one-third of the Board members each year. The term of the Class III directors expires at this Annual Meeting, the term of the Class II directors expires at the 2001 Annual Meeting and the term of the Class I directors (which will include the Common Stock Director and Joint Director) expires at the 2000 Annual Meeting. The terms of the two Series B Directors coincide with the terms of the Class I and Class III directors, respectively, and the term of the Series C Director coincides with the term of the Class II directors. It is contemplated that the Carlyle Stockholders will elect the Series B Director, whose term coincides with the term of the Class III Directors, by written consent on December 7, 1999.

NOMINEES FOR ELECTION. The nominees for election as Class III directors are set forth below, together with information regarding the nominees:

Name                     Age      Current Position      Term to Expire     Year First Elected to Serve
----                     ---      ----------------      --------------     ---------------------------
Frank E. Egger           55     Director, Class III         1999                      1996
Leonard H. Habas         56     Director, Class III         1999                      1996

Frank E. Egger has been chairman of the board and a director of the Company since February 23, 1996. Since July 12, 1999, Mr. Egger has been acting president and chief executive officer of the Company. Mr. Egger was a director of American Health Services Corp. ("AHS"), a predecessor of the Company, from August 1991 until June 26, 1996. He was appointed chairman of the board of AHS in May 1995, and served as such until June 26, 1996. From 1995 through December 1996, Mr. Egger served as vice president of Kovens & Associates, Inc. ("Kovens & Associates"), a successor entity to Kovens Enterprises, where Mr. Egger served as chief financial officer from 1980 to 1995. Kovens & Associates was a group of real estate development and investment companies based in Miami, Florida. Since December 1996, Mr. Egger has been a consultant.

Leonard H. Habas has been a director of the Company since February 23, 1996. From 1989 to June 26, 1996, Mr. Habas was a director of Maxum Health Corp. ("MHC). Since 1995 he has been a director, chairman of the board and chief executive officer of Advance Publishers, L.C., a book distribution company based in Winter Park, Florida. Mr. Habas is also a director of Dick Davis Digest and CeraMed Corporation.

BOARD OF DIRECTORS. Currently, the Company does not have any Class I directors. Set forth below are the Class II directors of the Company whose terms do not expire this year and the Preferred Stock Directors who are elected by the holders of the Preferred Stock, together with certain information about the Company's directors:

Name                             Age         Current Position             Term to Expire        Year First Elected to Serve
----                             ---         ----------------             --------------        ---------------------------
COMMON STOCK DIRECTORS:

Grant R. Chamberlain              34        Director, Class II                2001                       1996
Ronald G. Pantello                55        Director, Class II                2001                       1996

PREFERRED STOCK DIRECTORS:

Michael E. Aspinwall              46        Series C Director                 2001                       1997
David W. Dupree                   46        Series B Director                 2000                       1997
Glenn A. Youngkin                 32        Series B Director                 1999                       1997

Michael E. Aspinwall has been a director of the Company since November 20, 1997. Since May 1996, Mr. Aspinwall has been senior vice president and healthcare industry leader in the Equity Capital Group of GE Capital, where he is focused on private equity investments in the healthcare industry. From 1994 to 1996, Mr. Aspinwall was senior vice president and manager, healthcare receivables in GE Capital's Commercial Finance Group. From 1987 to 1994, Mr. Aspinwall held several vice presidential positions with Chase Manhattan Bank in New York.

Grant R. Chamberlain has been a director of the Company since July 19, 1996. Since January 1, 1998, Mr. Chamberlain has been a managing director of Shattuck Hammond Partners, an investment banking firm based in New York City, which is a division of PriceWaterhouseCoopers Securities LLC. From April 1995 to January 1, 1998, Mr. Chamberlain was a vice president of Shattuck Hammond Partners. From April 1991 to April 1995, he served as manager of strategic investments and restructurings for GE.

David W. Dupree has been a director of the Company since October 14, 1997. Mr. Dupree has been managing partner of The Halifax Group, a Washington, D.C. based private equity investment firm since January 1, 1999. He was a managing director of The Carlyle Group, a Washington, D.C. based merchant banking firm where he was employed from June 1992 to December 31, 1998. From 1990 to 1992, Mr. Dupree was a principal in Corporate Finance, Private Placements, with Montgomery Securities. From 1988 to 1990, he was vice president-corporate finance and co-head of Equity Private Placements at Alex, Brown & Sons, Incorporated. Mr. Dupree is also a director of Whole Foods Market, Inc.

Ronald G. Pantello has been a director of the Company since February 23, 1996. From 1993 to June 26, 1996, Mr. Pantello was a director of MHC, a predecessor of the Company. He is a founding partner of Lally, McFarland & Pantello, an advertising agency specializing in the health care industry, based in New York City, and has been its chief executive officer since 1980.

Glenn A. Youngkin has been a director of the Company since October 14, 1997. Mr. Youngkin is a managing director of The Carlyle Group, effective January 1, 1999, where he has been employed since 1995. He was a vice president of The Carlyle Group from 1996 through 1998. Mr. Youngkin was a consultant with McKinsey & Company, a global management consulting firm from 1994 to 1995. From 1990 to 1992, Mr. Youngkin worked in the Natural Resource Group of CS First Boston where he structured and executed merger and acquisition transactions and capital market financings.

In fiscal 1999, the Board of Directors held seven meetings at which at least 75% of the directors were present. In addition, the Board of Directors took action by unanimous written consent eight times.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee currently consists of three non-employee directors, Messrs. Habas (chairman), Pantello and Youngkin. The Compensation Committee is responsible for determining the specific forms and levels of compensation of the Company's executive officers, and administering or assisting the Board in administering the Company's 1998 Employee Stock Option Plan, 1997 Management Stock Option Plan, 1996 Employee Stock Option Plan and 1996 Directors' Stock Option Plan, AHS' 1987 Stock Option Plan, AHS' 1992 Option and Incentive Plan, and MHC's 1989 Stock Option Plan. The Compensation Committee met once in fiscal 1999.

ACQUISITION COMMITTEE. The Acquisition Committee was created pursuant to the Recapitalization. It currently consists of Messrs. Aspinwall (chairman), Egger and Youngkin. Its principal functions are to consider certain transactions with respect to which the aggregate consideration payable in connection therewith is less than $15 million. The Acquisition Committee met four times in fiscal 1999.

AUDIT COMMITTEE. The Audit Committee consists of Messrs. Chamberlain (chairman) and Pantello. Its principal functions are to review the results of the Company's annual audit with the Company's independent auditors and review the performance of the Company's independent auditors. It is intended that the Joint Director, when appointed and approved, will be a member of the Audit Committee. The Audit Committee met once in fiscal 1999.

EXECUTIVE COMMITTEE. Following the Recapitalization, the Executive Committee was created. The Executive Committee currently consists of Messrs. Aspinwall, Dupree and Egger. It is authorized to exercise all the power and authority of the Board in the management of the business of the Company but its authority does not extend to certain fundamental corporate transactions.

NOMINATING COMMITTEE. The Nominating Committee currently consists of Messrs. Habas and Egger. Its principal function is to make recommendations relating to the composition of the Board, including identifying potential candidates as Board members. The Nominating Committee will consider nominees recommended by a stockholder. See "OTHER BUSINESS" for the procedures to be followed.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's directors and officers and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Directors and officers and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of the reports they file. Based solely on the review of the copies of such reports and written representations from certain persons that certain reports were not required to be filed by such persons, the Company believes that all its directors, officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions for the period July 1, 1998 through June 30, 1999, except that Deborah M. MacFarlane, a former executive officer of the Company, (with regard to one stock option grant) and certain directors of the Company, consisting of Messrs. Egger, Habas and Pantello (with regard to one stock option grant each), failed to file timely an Annual Statement of Changes in Beneficial Ownership on Form 5. When it was brought to their attention, each of the foregoing individuals promptly filed the appropriate ownership form, disclosing these transactions and events.

                               EXECUTIVE OFFICERS

The current executive officers of the Company, together with the year in which they were appointed to their current positions, are set forth below:

Executive Officer                     Age         Position                                                    Year
-----------------                     ---         --------                                                    ----
Patricia R. Blank                     49          Executive Vice President and Chief Information Officer      1999
Michael A. Boylan                     43          Executive Vice President and Chief Development Officer      1998
Thomas V. Croal                       40          Executive Vice President and Chief Financial Officer        1999
Brian G. Drazba                       38          Senior Vice President, Finance and Corporate Controller     1997
Marilyn U. MacNiven-Young             48          Executive Vice President, General Counsel and Secretary     1998
Michael S. Madler                     41          Executive Vice President, Operations, Western Region        1999
Brian P. Stone                        39          Executive Vice President, Operations, Eastern Region        1999

Patricia R. Blank has been executive vice president and chief information officer of the Company since September 1, 1999. Prior to joining the Company, Ms. Blank was the principal of Blank & Company, a consulting firm specializing in healthcare consulting. From 1995 to 1998, Ms. Blank served as executive vice president and chief operating officer of HealthHelp, Inc., a Houston, Texas based radiology services organization managing radiology provider networks in multiple states. From 1988 to 1995, she was corporate director of radiology of FHP, a California insurance company.

Michael A. Boylan has been executive vice president and chief development officer of the Company since April 1998. From February 1996 to April 1998 he was senior vice president-operations of the Company. Mr. Boylan has served as executive vice president of MHC since March 1994. From 1992 to 1994, he served as a regional vice president of MHC's principal operating subsidiary, Maxum Health Services Corp. From 1991 to 1992, he served as an executive director of certain of MHC's operations. From 1986 to 1991, Mr. Boylan served in various capacities as an officer or employee, including president and chief operating officer, with American Medical Imaging Corporation.

Thomas V. Croal was executive vice president, chief financial officer and secretary of the Company from February 23, 1996 until July 21, 1998 when he was appointed senior executive vice president and chief operating officer. He remains chief financial officer of the Company but effective June 8, 1999 is no longer senior executive vice president and chief operating officer and effective August 1, 1998 is no longer corporate secretary. Mr. Croal served as a director of AHS from March 1991 until June 26, 1996. He has served as vice president and chief financial officer of AHS since April 1991. He was controller of AHS from 1989 until April 1991. In December 1990, Mr. Croal was appointed corporate secretary. From 1981 to 1989, Mr. Croal was employed by Arthur Andersen & Co., an independent public accounting firm.

Brian G. Drazba has been senior vice president-finance of the Company since July 1997. From March 1996 to July 1997, he served as vice president-finance of the Company. Since June 1995, he has served as vice president-finance of AHS. Mr. Drazba served as corporate controller for AHS from 1992 to 1995. From 1985 to 1992, Mr. Drazba was employed by Arthur Andersen & Co.

Marilyn U. MacNiven-Young has been executive vice president, general counsel and corporate secretary since August 1, 1998. From February 1996 through July 1998, she was an independent consultant to the Company. From September 1994 through June 1995, she was senior vice president and general counsel of Abbey Healthcare Group, Inc. From 1991 through 1994, Ms. MacNiven-Young served as general counsel of AHS.

Michael S. Madler joined the Company as a senior vice president in October 1998 and served as such until June 8, 1999 when he was appointed executive vice president, operations, western region. From 1993 through October 1998, Mr. Madler was chief operating officer of Prime Medical Services, Inc. an Austin, Texas based lithotripsy services management company.

Brian P. Stone was senior vice president-operations of the Company from May 1998 until June 8, 1999 when he was appointed executive vice president, operations, eastern region. From 1994 until May 1998, Mr. Stone served as president and chief executive officer of Signal Medical Services, Inc. ("Signal"). From 1991 until 1994, Mr. Stone was treasurer and chief financial officer of Signal.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE. The following table sets forth information concerning the annual, long-term and all other compensation for services rendered in all capacities to the Company and its subsidiaries for the years ended June 30, 1999, 1998, and 1997 of (i) the Company's chief executive officer and (ii) the four most highly compensated executive officers (other than the chief executive officer) of the Company ("Other Executive Officers"), whose aggregate cash compensation exceeded $100,000 for the year ended June 30, 1999:

                           SUMMARY COMPENSATION TABLE

                                                       Annual Compensation                         LongTerm
                                      ----------------------------------------------------       Compensation
                                      Fiscal                                                        Awards
                                       Year                                                      Stock Options       All Other
Name and Principal Position            Ended     Salary           Bonus(1)        Other(2)         (Shares)           Comp(2)
---------------------------            -----     ------           --------        --------         --------           -------
E. Larry Atkins                         1999    $292,000                 -         $9,000                 -           $18,092
President and Chief                     1998     287,000          $126,900          9,000           200,000            16,242
Executive Officer(3)                    1997     246,400            86,000          9,000           100,000            11,040

Thomas V. Croal                         1999     215,000                 -          9,000                 -            12,596
Executive Vice President, and           1998     200,000           109,333          9,000           165,000            12,748
Chief Financial Officer(4)              1997     175,230            53,000          9,000            25,000             9,804

Marilyn U. MacNiven-Young               1999     206,250                 -          8,250            50,000             4,195
Executive Vice President, General       1998           -                 -              -                 -                 -
Counsel and Secretary(5)                1997           -                 -              -                 -                 -

Michael A. Boylan                       1999     195,000                 -          9,000                 -             7,277
Executive Vice President and            1998     188,250            68,250          7,800            60,000             7,715
Chief Development Officer               1997     165,000            36,000          7,800            10,000             5,509

Brian P. Stone                          1999     165,000            51,038          6,000           107,160             4,941
Executive Vice President,               1998      16,042            51,038            750                 -                92
Operations, Eastern Region(6)           1997           -                 -              -                 -                 -

(1) Annual bonuses are earned and accrued during the fiscal years indicated, and paid subsequent to the end of each fiscal year.

(2) Amounts of Other Annual Compensation include perquisites (auto allowances and commissions for contract awards and renewals) and amounts of All Other Compensation include (i) amounts contributed to the Company's 401(k) profit sharing plan, (ii) specified premiums on executive split-dollar insurance arrangements and (iii) specified premiums on executive health insurance arrangements, for the chief executive officer and the Other Executive Officers of the Company.

(3) On July 12, 1999, Mr. Atkins resigned as president and chief executive officer of the Company.

(4) On June 8, 1999, the position of senior executive vice president and chief operating officer was eliminated and Mr. Croal became executive vice president and chief financial officer.

(5) On August 1, 1998, Ms. MacNiven-Young became executive vice president, general counsel and secretary.

(6) On June 8, 1999, Mr. Stone became executive vice president, operations, eastern region of the Company.

COMPENSATION OF DIRECTORS. The members of the Board who are not employees of the Company receive an annual director fee of $15,000 and options to purchase Common Stock for their services as directors, as provided in the Company's 1996 Directors' Stock Option Plan ("Directors' Plan"). On March 28, 1996, the Company entered into a consulting agreement with Mr. Egger pursuant to which Mr. Egger receives $85,000 per year for services rendered to the Company in connection with its acquisition and financing activities. In addition, on July 7, 1999, the Company entered into an agreement with Mr. Egger, in connection with his appointment as acting president and chief executive officer, pursuant to which Mr. Egger receives $15,000 per month and the Company issued to Mr. Egger a warrant to purchase 15,000 shares of Common Stock at an exercise price of $6.00 per share, which was the fair market value (the closing price reported on The Nasdaq SmallCap Market) of the Common Stock on such date. The warrant vests cumulatively at the rate of 3,750 shares per month and is exercisable at any time up to July 7, 2009. (See "EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".)

The Directors' Plan provided for the automatic grant at the effective time of the merger of each of AHS and MHC into wholly owned subsidiaries of the Company ("Merger") to each non-employee director then serving on the Board of an option to purchase 15,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the date of the grant. In addition, each new director of the Company who commences service after the effective time of the Merger will be granted an option to purchase 15,000 shares of Common Stock. The initial grants vest monthly on a pro rata basis over a three-year period, so long as the individual remains a director of the Company or is an employee or independent contractor of the Company or any of its subsidiaries. At the end of such three-year period and annually thereafter during the term of the Directors' Plan, so long as the individual remains a director, he or she will be granted an option to purchase 5,000 shares of Common Stock. These additional grants vest monthly over one year on the same terms as the initial grants. These options expire ten years from the date of grant. In accordance with this formula, (i) on June 26, 1996, each of Messrs. Egger, Habas and Pantello was granted options to purchase 15,000 shares of Common Stock at an exercise price of $5.37 per share, and (ii) on July 19, 1996, Mr. Chamberlain was granted an option to purchase 15,000 shares of Common Stock at an exercise price of $7.00 per share. Further, and in accordance with this formula, (i) on June 26, 1999, each of Messrs. Egger, Habas and Pantello was granted additional options to purchase 5,000 shares of Common Stock at an exercise price of $6.50 per share, and (ii) on July 19, 1999, Mr. Chamberlain was granted an additional option to purchase 5,000 shares of Common Stock at an exercise price of $5.75 per share.

On July 17, 1997, the Company issued to each of Messrs. Chamberlain, Egger, Habas and Pantello a warrant to purchase 15,000 shares of Common Stock at an exercise price of $4.56 per share, which was the fair market value (the closing price as reported on The Nasdaq SmallCap Market) of the Common Stock on such date. The warrants vest cumulatively at the rate of 416.66 shares per month and are exercisable at any time up to July 17, 2000.

In lieu of an automatic grant, under the Directors' Plan, to each of the Series B Directors and the Series C Director of an option to purchase 15,000 shares of Common Stock, at the request of such Preferred Stock Directors, upon the date each of them became a Preferred Stock Director, the Company issued to an affiliate of the Carlyle Stockholders a warrant to purchase 30,000 shares of Common Stock at an exercise price of $7.25 per share and GE a warrant to purchase 15,000 shares of Common Stock at an exercise price of $10.00 per share. The Carlyle Stockholders warrant vests cumulatively at the rate of 833.33 shares per month and the GE warrant vests cumulatively at the rate of 416.67 shares per month. The Carlyle Stockholders warrant is exercisable at any time up to October 14, 2000 and the GE warrant is exercisable at any time up to November 20, 2000. (See "TRANSACTIONS WITH HOLDERS OF PREFERRED STOCK".)

OPTION GRANTS. The following table sets forth information concerning an option granted to one of the Other Executive Officers of the Company during the fiscal year ended June 30, 1999:

                                                      Individual Grants
                                    ----------------------------------------------------------
                                     Number of      Percent of
                                    Securities    Total Options                                   Potential Realizable Value at
                                    Underlying      Granted to       Exercise                     Assumed Annual Rates of Stock
                                      Options      Employees in     Price Per       Expiration    Price Appreciation for Option
Name                                  Granted     Fiscal Year(1)      Share            Date                  Term(2)
----                                  -------     --------------      -----            ----                  -------
                                                                                                        5%             10%
                                                                                                        --             ---
Marilyn U. MacNiven-Young             50,000           19%            $9.38         08/01/08(3)     $294,953         $747,465

(1) All options were granted at fair market value (the closing price reported on The Nasdaq SmallCap Market for the Common Stock) on the date of grant.

(2) Potential realizable value is determined by taking the exercise price per share and applying the stated annual appreciation rate compounded annually for the remaining term of the options (ten years), subtracting the exercise price per share at the end of the period and multiplying the remaining number by the number of options granted. Actual gains, if any, on stock option exercises and the Company's Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions.

(3) Options are exercisable starting twelve months after the grant date, with 25% of the shares becoming exercisable at that time and with an additional 25% of the shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

In fiscal 1999, stock options were not granted under any stock option plan of the Company, AHS or MHC, to the chief executive officer and the Other Executive Officers of the Company, other than as set forth above.

OPTION EXERCISES AND FISCAL YEAR-END VALUES. During the fiscal year ended June 30, 1999, neither the chief executive officer nor the Other Executive Officers of the Company exercised any stock options. The following table sets forth information with respect to the unexercised options to purchase Common Stock granted under (i) MHC's and AHS's stock option plans and assumed by the Company pursuant to the Merger, (ii) the Company's 1996 Employee Stock Option Plan,
(iii) the Company's 1997 Management Stock Option Plan, and (iv) the Company's 1998 Employee Stock Option Plan, to the chief executive officer and the Other Executive Officers of the Company as of June 30, 1999:

                                                                                         Value of Unexercised
                                            Number of Unexercised Options                In-The-Money Options
                                                Held at June 30, 1999                    at June 30, 1999(1)
                                       -----------------------------------       ----------------------------------
Name                                   Exercisable           Unexercisable       Exercisable          Unexercisable
----                                   -----------           -------------       -----------          -------------
E. Larry Atkins                          105,000                 212,500          $ 96,750               $74,313
Thomas V. Croal                           54,583                 147,917          $ 61,344               $35,594
Marilyn U. MacNiven-Young                      -                  50,000                 -                     -
Michael A. Boylan                         54,703                  54,167          $232,021               $14,238
Brian P. Stone                            38,697                  68,463                 -                     -

(1) Based on the closing price reported on The Nasdaq SmallCap Market for the Common Stock on that date of $6.38 per share.

INDEMNIFICATION AGREEMENTS. The Company has entered into separate indemnification agreements with each of its directors and executive officers that could require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers and to advance expenses incurred by them as a result of any proceedings against them as to which they could be indemnified.

The Recapitalization agreements also contain provisions for the indemnification of the Company's directors under certain circumstances. The agreements pursuant to which the Carlyle Stockholders and GE acquired Series B Preferred Stock and Series C Preferred Stock, respectively, provide that the Company will indemnify, defend and hold harmless the Carlyle Stockholders and GE, as the case may be, and their respective affiliates, directors, officers, advisors, employees and agents to the fullest extent lawful from and against all demands, losses, damages, penalties, claims, liabilities, obligations, actions, causes of action and reasonable expenses ("Losses") arising out of the agreements or the related transactions or arising by reason of or resulting from the breach of any representation, warranty, covenant or agreement of the Company contained in such agreements for the period for which such representation or warranty survives; provided however, that the Company does not have any liability to indemnify the Carlyle Stockholders or GE with respect to Losses arising from the bad faith or gross negligence of the Carlyle Stockholders or GE indemnified party. The Recapitalization agreements provide that no claim may be made by the Carlyle Stockholders or GE against the Company for indemnification until the aggregate dollar amount of all Losses incurred by the Carlyle Stockholders or GE, as applicable, exceeds $250,000 and the indemnification obligations of the Company shall be effective only until the dollar amount paid in respect of the Losses incurred by the Carlyle Stockholders or GE, as applicable, and indemnified against aggregates to an amount equal to $25 million, except with respect to Losses resulting from the breaches of certain representations or covenants, which are unlimited in amount.

EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS. The Company entered into executive employment agreements with its former chief executive officer, the Other Executive Officers and Messrs. Drazba and Madler which provide for rolling twelve month periods of employment, and severance compensation equal to twelve months of compensation at his or her annual salary rate then in effect, in the event the executive's employment is terminated (i) because of physical or mental disability, (ii) because of discretionary action of the Board, or (iii) voluntarily by the executive due to a "Change of Control" and in the case of Mr. Stone voluntarily by him for "good reason" as defined in his employment agreement. For the purposes of the employment agreements, a "Change of Control" will have occurred if the Company or its stockholders enter into an agreement to dispose of, whether by sale, exchange, merger, consolidation, reorganization, dissolution or liquidation, (a) not less than 80% of the assets of the Company or (b) a portion of the outstanding Common Stock such that one person or "group" (as defined by the SEC) owns, of record or beneficially, not less than 50% of the outstanding Common Stock. In the event that the executive's employment is terminated for cause, he or she has no right to receive any severance compensation under his or her employment agreement. In consideration for such severance compensation, each executive has agreed not to solicit, entice, divert or otherwise contact any customer or employee of the Company for any provision of services which constitute "Company Business" during the period that the executive is receiving severance compensation or for a period of twelve months after the executive's termination of employment, whichever is later. "Company Business" means the development and operation, at times together with other healthcare providers, of outpatient facilities which provide diagnostic services in the areas of general radiology, magnetic resonance imaging, cardiology and neurosciences utilizing the related equipment and computer programs and software and various distribution methods and investment structures.

Mr. Egger, a director and chairman of the board and acting president and chief executive officer, entered into a consulting agreement with the Company providing for compensation at the rate of $85,000 per year. Mr. Egger's agreement provides for severance compensation equal to twelve months of compensation in the event the agreement is terminated as a result of (i) Mr. Egger becoming physically or mentally disabled, (ii) discretionary action of the Board, or (iii) a corporate reorganization that has the effect of diminishing or impairing Mr. Egger's consulting responsibilities. In addition, on July 7, 1999, the Company entered into an agreement with Mr. Egger, in connection with his appointment as acting president and chief executive officer, pursuant to which Mr. Egger receives $15,000 per month and the Company issued to Mr. Egger a warrant to purchase 15,000 shares of Common Stock at an exercise price of $6.00 per share, which was the fair market value (the closing price reported on The Nasdaq SmallCap Market) of the Common Stock on such date. The warrant vests cumulatively at the rate of 3,750 shares per month and is exercisable any time up to July 7, 2009.

Pursuant to the terms of a separation agreement with the Company, Mr. Atkins will receive severance equal to twenty-four months salary at his level of compensation as of July 12, 1999. In addition, pursuant to amendments to his stock option agreements, his unvested options covering 62,500 shares of Common Stock with exercise prices ranging from $2.50 to $8.37 per share will continue to vest through July 31, 2000 and his options will remain exercisable until the expiration dates of such options.

Mr. Stone's May 18, 1998 employment agreement, executed in connection with the Company's acquisition of Signal, also provided for a stay bonus of $408,300 payable over four years and a grant of a stock option to purchase 107,160 shares of Common Stock at $12.57 per share. (See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT".)

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. The Compensation Committee is responsible for determining the specific forms and levels of compensation for executive officers (including the chief executive officer and the Other Executive Officers) of the Company and administering or assisting the Board in administering the Company's stock option plans. The Compensation Committee also consults periodically with the Company's chief executive officer concerning the compensation and benefits of the executive officers.

In accordance with the SEC's rules, this report shall not be incorporated by reference into any of the Company's registration statements, reports or filings under the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act.

The Board believes that the achievements of the Company result from the coordinated efforts of all employees (including executive officers of the Company) working toward the common goals of meeting the needs of the Company's customers and enhancing stockholder value. The Company's compensation policies are therefore strongly oriented toward providing compensation opportunities that are competitive with those of comparable companies; establishing a link between the chief executive officer's and the other executive officers' compensation and the Company's short-term and long-term goals and including elements of financial risks and rewards. Specific corporate performance objectives are established ("budget") and the chief executive officer's and the other executive officers' contribution to the enhancement of stockholder value is derived from achieving the Company's budget. The Compensation Committee, while intending to provide compensation to the Company's executive officers at competitive levels in order to attract and retain qualified individuals, believes that achieving budget and other strategic and business plan objectives is critical to the long-term success of the Company.

Compensation of the Company's chief executive officer and the other executive officers consists principally of base salary, a cash bonus, contribution to a 401(k) profit sharing plan and stock options.

First, the base salary component represents the base rate of pay provided to an executive officer for carrying out the overall responsibilities of the position. Base salary is determined using companies providing comparable services within the healthcare industry and market dynamics. Comparable companies for executive compensation purposes are the same as the peer group established to compare stockholder return. Actual compensation levels may be greater or less than average competitive levels in other companies, based on annual and long-term company performance as well as individual experience and performance. In addition, scope of responsibilities, experience and other factors may be considered by the Compensation Committee in its discretion in the determination of base salary for the chief executive officer and the other executive officers. The base salary of the other executive officers was determined pursuant to the terms of executive employment agreements between each of the other executive officers and the Company dated between February 22 and August 1, 1998 and adjusted upwards for fiscal 1999, as applicable. The Compensation Committee determined base salary increases based on changes in duties and responsibilities of Messrs. Boylan and Croal.

Second, the Compensation Committee determines annually whether a cash bonus will be paid to the chief executive officer and the other executive officers. The determination thereof is based almost entirely upon the achievement of the Company's budget and strategic and business plan objectives. If these established goals are met or exceeded, the chief executive officer and the other executive officers could receive bonuses up to an annually determined percentage of their base salaries, the amounts of which are subjectively determined by the Compensation Committee; however, in the determination of such percentage, consideration is given to the achievement of the Company's budget and other strategic and business plan objectives, particularly in the areas for which the chief executive officer and the other executive officers have responsibility, and individual performance achievements, including contract awards and renewals. Neither the chief executive officer nor any of the other executive officers received bonuses for fiscal 1999 based upon the Compensation Committee's determination, with the exception of Mr. Stone who received a bonus of $51,038 in accordance with his employment agreement.

Third, the Company has a 401(k) profit sharing plan ("401(k) Plan") in which all eligible Company employees, including the chief executive officer and the other executive officers are permitted to participate. To the extent the chief executive officer and the other executive officers participate in the 401(k) Plan, they may contribute up to 15% of their salaries on a pretax basis and the Company will contribute on their behalf an amount equal to 50% of the first 6% of compensation contributed by the chief executive officer and the other executive officers.

Fourth, the Company has established various stock option plans in which the chief executive officer and the other executive officers may participate. The Compensation Committee believes that stock option plans help to recruit, retain and motivate executive personnel. The Compensation Committee further believes that stock options and stock ownership by the chief executive officer and the other executive officers are an important component of performance-based compensation, as the value of stock options directly relates to the price of the Common Stock and provides the chief executive officer and the other executive officers with an incentive to enhance stockholder value. Stock options are granted on a periodic basis, at the discretion of the Compensation Committee, with interim awards being made in the case of new employee executive officers, promotions or a significant increase in job responsibilities. The number of shares granted under stock options is determined subjectively by the Compensation Committee, but scope of responsibilities and individual performance achievements or expectations related thereto are also considered. Stock options were not granted in fiscal 1999 to the other executive officers, with the exception of Ms. MacNiven-Young who was granted a stock option for 50,000 shares in connection with the commencement of her employment with the Company on August 1, 1998.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. Atkins' base salary was determined pursuant to the terms of his executive employment agreement with the Company entered into on February 23, 1996, as adjusted upwards in fiscal 1997 and 1998 and also in fiscal 1999, but only to the extent of a cost of living adjustment. Mr. Atkins did not receive a bonus in fiscal 1999. In addition, Mr. Atkins was not granted any options in fiscal 1999.

It is the Company's policy generally to qualify compensation paid to its chief executive officer and the other executive officers for deductibility under the Internal Revenue Code of 1986, as amended ("Code") and regulations in order to maximize the Company's income tax deductions; however, the Compensation Committee believes that its primary responsibility is to provide compensation programs that attract, retain and reward executive talent in a manner that is in the best interests of both the Company and its stockholders. Accordingly, the Compensation Committee will consider tax deductibility levels, but will not necessarily be limited by this consideration as it determines the Company's executive compensation strategy.



Compensation Committee
   Leonard H. Habas, Chairman
   Ronald G. Pantello
   Glenn A. Youngkin

STOCKHOLDER RETURN PERFORMANCE GRAPH. The following graph compares the yearly percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of the NASDAQ Stock Market (U.S.) index and a peer group index for the period commencing July 1, 1996 and ending June 30, 1999. To comply with the SEC's requirements, the Company has developed a peer group comprised of Alliance Imaging, Inc., Diagnostic Health Services, Inc., Healthcare Imaging Services, Inc., Medical Resources, Inc., U.S. Diagnostic Inc. and the Company. The peer group index does not include American Shared Hospital Services ("American Shared"), which had been included in the index used by the Company for its fiscal year ended June 30, 1998 and American Shared is not included because it was acquired during the Company's fiscal year ended June 30, 1999 and American Shared's total return for the applicable period is not publicly available. The peer group index is weighted in accordance with the SEC's requirements by market capitalization as of the beginning of each measurement date. Also in accordance with the SEC's rules, this graph is not intended to be incorporated by reference into any of the Company's registration statements, reports or filings under the Securities Act or the Exchange Act.



                 COMPARISON OF 36 MONTH CUMULATIVE TOTAL RETURN*
                      AMONG INSIGHT HEALTH SERVICES CORP.,
             THE NASDAQ STOCK MARKET (U.S.) INDEX, AND A PEER GROUP

       Date          InSight       Peer Group      NASDAQ
      6/30/96         100              100          100

      6/30/97          79              100          122

      6/30/98         200               66          160

      6/30/99         118               60          227

     *$100 invested on June 30, 1996 in stock or index, including reinvestment of dividends. Fiscal year ending June 30.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership, reported to the Company as of September 30, 1999, of Common Stock, including shares as to which a right to acquire ownership exists (for example, through the exercise of stock options and warrants and conversions of Preferred Stock within the meaning of Rule 13d-3(d)(1) under the Exchange Act), of (i) each person known to the Company to own beneficially 5% or more of the Common Stock, (ii) each director of the Company, (iii) each of the Company's executive officers, and (iv) all directors and executive officers, as a group.

                                                                           AMOUNT AND NATURE OF     PERCENT OF COMMON
NAME AND ADDRESSES                                                         BENEFICIAL OWNERSHIP    STOCK BENEFICIALLY
OF BENEFICIAL OWNERS                                                        OF COMMON STOCK(1)          OWNED(1)
--------------------                                                        ------------------          --------
Carlyle Stockholders(2)
1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004          3,255,908               53.1%

General Electric Company(3)
20825 Swenson Drive, Suite 100, Waukesha, WI 53186                               3,597,581               55.5%

Michael E. Aspinwall(4)
260 Long Ridge Road, Stamford, CT  06927                                                 0                  0

Grant R. Chamberlain(5)
203 North LaSalle Street, 25th Floor, Chicago, IL  60601                            27,917                1.0%

Frank E. Egger(6)
10301 S.W. 13th Street, Pembroke Pines, FL 33025                                    89,819                3.0%

Leonard H. Habas(7)
2290 Lucien Way, Suite 280, Maitland, FL  32751                                     75,758                2.6%

David W. Dupree(8)
1133 Connecticut Avenue, N.W., Suite 700, Washington, D.C.  20036                        0                  0

Glenn A. Youngkin(9)
1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004              1,000                  *

Ronald G. Pantello(10)
200 Madison Avenue, 9th Floor, New York, NY 10016                                   46,273                1.6%

Patricia R. Blank(11)
4400 MacArthur Boulevard, Suite 800, Newport Beach, CA 92660                        10,000                  *

Michael A. Boylan(12)
110 Gibraltar Road, Horsham, PA 18901                                               68,037                2.3%

Thomas V. Croal(13)
4400 MacArthur Boulevard, Suite 800, Newport Beach, CA 92660                        91,917                3.1%

Brian G. Drazba(14)
4400 MacArthur Boulevard, Suite 800, Newport Beach, CA 92660                        18,500                  *

Marilyn U. MacNiven-Young(15)
4400 MacArthur Boulevard, Suite 800, Newport Beach, CA  92660                       12,500                  *

Michael S. Madler(16)
4400 MacArthur Boulevard, Suite 800, Newport Beach, CA  92660                        7,500                  *

Brian P. Stone(17)
74 Batterson Park Road, Farmington, CT  06032                                       53,580                1.8%

All directors and executive officers, as a group (14 persons)(18)                  502,801               14.9%

* Less than 1% of the outstanding Common Stock.

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after September 30, 1999.

(2) The information in the table is based upon the Schedule 13D filed with the SEC by the Carlyle Stockholders on October 24, 1997, as amended on May 18, 1999 and June 3, 1999. Represents shares of Common Stock issuable upon conversion of all 25,000 shares of Series B Preferred Stock (convertible into 2,985,075 shares of Common Stock) and exercise of certain warrants ("Carlyle Warrants") (exercisable for 250,000 shares of Common Stock) held by the Carlyle Stockholders, which Stockholders are comprised of the entities listed in the following sentence. The cumulative Carlyle Stockholders ownership figure represents (i) 3,235,075 shares beneficially owned by Carlyle Partners II, L.P., including 8,208 shares of Series B Preferred Stock (convertible into 980,027 shares of Common Stock) and Carlyle Warrants to purchase 82,077 shares of Common Stock with respect to which it has disposal power, and 3,235,075 shares with respect to which it shares voting power; (ii) 3,235,075 shares beneficially owned by Carlyle Partners III, L.P., including 375 shares of Series B Preferred Stock (convertible into 44,732 shares of Common Stock) and Carlyle Warrants to purchase 3,746 shares of Common Stock with respect to which it has disposal power, and 3,235,075 shares with respect to which it shares voting power;
     (iii) 896,526 shares beneficially owned by Carlyle International Partners II, L.P., including 6,928 shares of Series B Preferred Stock (convertible into 827,244 shares of Common Stock) and Carlyle Warrants to purchase 69,282 shares of Common Stock with respect to which it has disposal power and shares voting power; (iv) 48,305 shares beneficially owned by Carlyle International Partners III, L.P., including 373 shares of Series B Preferred Stock (convertible into 44,572 shares of Common Stock) and Carlyle Warrants to purchase 3,733 shares of Common Stock with respect to which it has disposal power and shares voting power; (v) 201,858 shares beneficially owned by C/S International Partners, including 1,560 shares of Series B Preferred Stock (convertible into 186,258 shares of Common Stock) and Carlyle Warrants to purchase 15,599 shares of Common Stock with respect to which it has disposal power and shares voting power; (vi) 1,115 shares beneficially owned by Carlyle Investment Group, L.P., including 9 shares of Series B Preferred Stock (convertible into 1,029 shares of Common Stock) and Carlyle Warrants to purchase 86 shares of Common Stock with respect to which it has disposal power and shares voting power; (vii) 118,878 shares beneficially owned by Carlyle-InSight International Partners, L.P., including 919 shares of Series B Preferred Stock (convertible into 109,691 shares of Common Stock) and Carlyle Warrants to purchase 9,187 shares of Common Stock with respect to which it has disposal power and shares voting power; (viii) 3,235,075 shares beneficially owned by Carlyle-InSight Partners, L.P. including 3,181 shares of Series B Preferred Stock (convertible into 379,863 shares of Common Stock) and Carlyle Warrants to purchase 31,813 shares of Common Stock with respect to which it has disposal power and 3,235,075 shares with respect to which it shares voting power; (ix) 446,135 shares beneficially owned by Carlyle Investment Management, L.L.C. acting as investment advisor and manager with responsibility to invest certain assets of the State Board of Administration of the State of Florida ("State Board"), including 3,448 shares of Series B Preferred Stock (convertible into 411,658 shares of Common Stock) and Carlyle Warrants to purchase 34,476 shares of Common Stock with respect to which it has disposal power and shares voting power; and (x) warrants to purchase 20,833 shares of Common Stock at an exercise price of $7.25 per share owned by TC Group Management, LLC. Does not include warrants to purchase 9,167 shares of Common Stock at an exercise price of $7.25 per share, owned by TC Group Management, LLC, which are not currently exercisable. TC Group, L.L.C. may be deemed to share voting and disposal power with respect to, and therefore be the beneficial owner of 3,235,075 shares of Common Stock as the general partner of Carlyle Partners II, L.P., Carlyle Partners III, L.P., Carlyle Investment Group, L.P., and Carlyle-InSight Partners, L.P., and as the managing partner of Carlyle International Partners II, L.P., Carlyle International Partners III, L.P., C/S International Partners, and Carlyle-InSight Partners, L.P. TCG Holdings, L.L.C., as a member holding a controlling interest in TC Group, L.L.C., may be deemed to share all rights herein described belonging to TC Group, L.L.C. Furthermore, because certain managing members of TCG Holdings, L.L.C, are also managing members of Carlyle Investment Management, L.L.C., Carlyle Investment Management, L.L.C. may be deemed to be part of the Carlyle Stockholders and consequently, TCG Holdings, L.L.C. may be deemed the beneficial owner of the shares of Common Stock controlled by Carlyle Investment Management, L.L.C. The principal business address of TC Group, L.L.C. and TCG Holdings, L.L.C. is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004. The principal business address of Carlyle Partners II, L.P., Carlyle Partners III, L.P., Carlyle Investment Group, L.P., Carlyle-InSight Partners, L.P., and Carlyle Investment Management, L.L.C. is Delaware Trust Building, 900 Market Street, Suite 200, Wilmington, Delaware 19801. The principal business address of Carlyle International Partners II, L.P., Carlyle International Partners III, L.P., C/S International Partners, and Carlyle-InSight International Partners, L.P. is Coutts & Co., P.O. Box 707, Cayman Islands, British West Indies. The Carlyle Stockholders own all of the outstanding shares of the Series B Preferred Stock.

(3) The information in the table is based upon Amendment No. 1 to Schedule 13D filed by GE with the SEC on October 23, 1997. Represents shares of Common Stock issuable upon (i) conversion of all 27,953 shares of Series C Preferred Stock (convertible into 3,337,581 shares of Common Stock) held by GE, (ii) exercise of certain warrants ("GE Warrants") (exercisable for 250,000 shares of Common Stock), and (iii) warrants to purchase 10,000 shares of Common Stock at an exercise price of $10.00 per share. Does not include warrants to purchase 5,000 shares of Common Stock at an exercise price of $10.00 per share, which are not currently exercisable. GE owns all of the outstanding shares of Series C Preferred Stock.

(4) Mr. Aspinwall is an employee of GE Capital and holds no economic interest in GE Capital or GE and as such expressly disclaims any beneficial ownership in the Common Stock beneficially owned by GE.

(5) Includes (i) options to purchase 15,000 shares of Common Stock at an exercise price of $7.00 per share, (ii) options to purchase 1,667 shares of Common Stock at an exercise price of $5.75 per share, and (iii) warrants to purchase 11,250 shares of Common Stock at an exercise price of $4.56 per share. Does not include options to purchase 3,333 shares of Common Stock at an exercise price of $5.75 per share, and (ii) warrants to purchase 3,750 shares of Common Stock at an exercise price of $4.56 per share, which are not currently exercisable.

(6) Includes (i) options to purchase 15,000 shares of Common Stock at an exercise price of $5.37 per share, (ii) options to purchase 3,000 shares of Common Stock at an exercise price of $2.50 per share, (iii) options to purchase 2,000 shares of Common Stock at an exercise price of $16.20 per share, (iv) options to purchase 2,083 shares of Common Stock at an exercise price of $6.50 per share, (v) warrants to purchase 2,268 shares of Common Stock at an exercise price of $5.64 per share, (vi) warrants to purchase 11,250 shares of Common Stock at an exercise price of $4.56 per share, and
     (vii) warrants to purchase 15,000 shares of Common Stock at an exercise price of $6.00 per share. Does not include (i) options to purchase 2,917 shares of Common Stock at an exercise price of $6.50 per share, and (ii) warrants to purchase 3,750 shares of Common Stock at an exercise price of $4.56 per share, which are not currently exercisable.

(7) Includes (i) options to purchase 15,000 shares of Common Stock at an exercise price of $5.37 per share, (ii) options to purchase 4,485 shares of Common Stock at an exercise price of $15.64 per share, (iii) options to purchase 8,970 shares of Common Stock at an exercise price of $1.25 per share, (iv) options to purchase 8,970 shares of Common Stock at an exercise price of $0.10 per share, (v) options to purchase 2,083 shares of Common Stock at an exercise price of $6.50 per share, and (vi) warrants to purchase 11,250 shares of Common Stock at an exercise price of $4.56 per share. Does not include (i) options to purchase 2,917 shares of Common Stock at an exercise price of $6.50 per share, and (ii) warrants to purchase 3,750 shares of Common Stock at an exercise price of $4.56 per share, which are not currently exercisable.

(8) Mr. Dupree is no longer a managing member of TCG Holdings, L.L.C. and thus Mr. Dupree expressly disclaims any beneficial ownership in the Common Stock beneficially owned by TCG Holdings, L.L.C.

(9) Mr. Youngkin is a managing member of TCG Holdings, L.L.C. Mr. Youngkin's interest in TCG Holdings, L.L.C. is not controlling and thus Mr. Youngkin expressly disclaims any beneficial ownership in the Common Stock beneficially owned by TCG Holdings, L.L.C.

(10) Includes (i) options to purchase 15,000 shares of Common Stock at an exercise price of $5.37 per share, (ii) options to purchase 8,970 shares of Common Stock at an exercise price of $1.25 per share, (iii) options to purchase 8,970 shares of Common Stock at an exercise price of $0.10 per share, (iv) options to purchase 2,083 shares of Common Stock at an exercise price of $6.50 per share, and (v) warrants to purchase 11,250 shares of Common Stock at an exercise price of $4.56 per share. Does not include (i) options to purchase 2,917 shares of Common Stock at an exercise price of $6.50 per share, and (ii) warrants to purchase 3,750 shares of Common Stock at an exercise price of $4.56 per share, which are not currently exercisable.

(11) Includes options to purchase 10,000 shares of Common Stock at an exercise price of $8.37 per share. Does not include options to purchase 20,000 shares of Common Stock at an exercise price of $8.37 per share, which are not currently exercisable.

(12) Includes (i) options to purchase 11,960 shares of Common Stock at an exercise price of $0.42 per share, (ii) options to purchase 8,970 shares of Common Stock at an exercise price of $0.10 per share, (iii) options to purchase 17,940 shares of Common Stock at an exercise price of $0.84 per share, (iv) options to purchase 7,500 shares of Common Stock at an exercise price of $6.25 per share, (v) options to purchase 5,000 shares of Common Stock at an exercise price of $4.56 per share, and (vi) options to purchase 16,667 shares of Common Stock at an exercise price of $8.37 per share. Does not include (i) options to purchase 2,500 shares of Common Stock at an exercise price of $6.25 per share, (ii) options to purchase 5,000 shares of Common Stock at an exercise price of $4.56 per share, and (iii) options to purchase 33,333 shares of Common Stock at an exercise price of $8.37 per share, which are not currently exercisable.

(13) Includes (i) options to purchase 12,500 shares of Common Stock at an exercise price of $2.50 per share, (ii) options to purchase 18,750 shares of Common Stock at an exercise price of $6.25 per share, (iii) options to purchase 12,500 shares of Common Stock at an exercise price of $4.56 per share, and (iv) options to purchase 46,667 shares of Common Stock at an exercise price of $8.37 per share. Does not include (i) options to purchase 6,250 shares of Common Stock at an exercise price of $6.25 per share, (ii) options to purchase 12,500 shares of Common Stock at an exercise price of $4.56 per share, and (iii) options to purchase 93,333 shares of Common Stock at an exercise price of $8.37 per share, which are not currently exercisable.

(14) Includes (i) options to purchase 6,000 shares of Common Stock at an exercise price of $6.25 per share, (ii) options to purchase 5,000 shares of Common Stock at an exercise price of $4.56 per share, and (iii) options to purchase 7,500 shares of Common Stock at an exercise price of $8.37 per share. Does not include (i) options to purchase 2,000 shares of Common Stock at an exercise price of $6.25 per share, (ii) options to purchase 5,000 shares of Common Stock at an exercise price of $4.56 per share, and
     (iii) options to purchase 22,500 shares of Common Stock at an exercise price of $8.37 per share, which are not currently exercisable.

(15) Includes options to purchase 12,500 shares of Common Stock at an exercise price of $9.38 per share. Does not include options to purchase 37,500 shares of Common Stock at an exercise price of $9.38 per share, which are not currently exercisable.

(16) Includes options to purchase 7,500 shares of Common Stock at an exercise price of $8.37 per share. Does not include options to purchase 22,500 shares of Common Stock at an exercise price of $8.37 per share, which are not currently exercisable.

(17) Includes options to purchase 53,580 shares of Common Stock at an exercise price of $12.57 per share. Does not include options to purchase 53,580 shares of Common Stock at an exercise price of $12.57 per share, which are not currently exercisable.

(18) Assumes the exercise in full of options or warrants described in footnotes
     (5) through (7) and (10) through (17) that are currently exercisable or that will become exercisable within 60 days of September 30, 1999.

Except as otherwise noted, the Company believes that each of the stockholders listed in the table above has sole voting and dispositive power over all shares owned.

POSSIBLE FUTURE BOARD CHANGES. The Common Stock holders currently are entitled to elect a majority of the Board. Under certain circumstances, all of the Series B Preferred Stock and Series C Preferred Stock may be converted into Series D Preferred Stock. The holders of the Series D Preferred Stock would be entitled to elect a majority of the Board. If a majority of the holders of each of the Series B Preferred Stock and the Series C Preferred Stock elect to convert such Stock into Series D Preferred Stock, then all shares of Series B Preferred Stock and Series C Preferred Stock will automatically be converted into shares of Series D Preferred Stock on the date of such election ("Conversion Date"). Immediately following such conversion, the number of members of the Board will be increased by an additional number of directors ("Conversion Directors") such that the percentage of the total Board represented by the Conversion Directors and the Preferred Stock Directors ("Series D Directors") would correspond to the percentage of Common Stock owned by the Series D Preferred Stock holders on an as-if-converted basis, provided that the Series D Directors shall constitute less than two-thirds of the Board. In such event, the Preferred Stock Directors would remain on the Board and the vacancies created for the Conversion Directors would be filled by the Series D Preferred Stock holders. Assuming conversion of all of the outstanding Series B Preferred Stock and Series C Preferred Stock, the percentage of the outstanding Common Stock currently owned by the Series B Preferred Stock holders is approximately 33% and the percentage of Common Stock currently owned by the Series C Preferred Stock holders is approximately 37%. If such Preferred Stock were converted into Series D Preferred Stock, the aggregate percentage of Common Stock owned by the Series D Preferred Stock holders would be approximately 70%. Thus, as a result of such conversion, designees of the Series D Preferred Stock holders would constitute a majority (but less than two-thirds) of the Board. The less than two-thirds limitation would expire at the second annual stockholders meeting after the Conversion Date.

The holders of Series D Preferred Stock will have the right to vote with the holders of Common Stock with respect to all matters submitted to a stockholder vote except, until the second annual meeting of stockholders after the Conversion Date, for the election of directors. At and after the second annual stockholders meeting, the positions of all directors whose terms have expired will be subject to election by holders of Common Stock and Series D Preferred Stock voting together as a class, with each share of Series D Preferred Stock having the number of votes equal to the number of shares of Common Stock into which such share is then convertible.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH FRANK E. EGGER. Since March 28, 1996, Mr. Egger, a director and chairman of the board and acting president and chief executive officer, has been and continues to be paid $85,000 per year for acquisition and financing activities pursuant to a consulting agreement. In the event the agreement is terminated as a result of (i) Mr. Egger becoming physically or mentally disabled, (ii) discretionary action of the Board, or (iii) a corporate reorganization that has the effect of diminishing or impairing Mr. Egger's consulting responsibilities, he is entitled to severance compensation equal to twelve months of compensation. In addition, on July 7, 1999, the Company entered into an agreement with Mr. Egger, in connection with his appointment as acting president and chief executive officer, pursuant to which Mr. Egger receives $15,000 per month and the Company issued to Mr. Egger a warrant to purchase 15,000 shares of Common Stock at an exercise price of $6.00 per share, which was the fair market value (the closing price reported on The Nasdaq SmallCap Market) of the Common Stock on such date. The warrant vests cumulatively at the rate of 3,750 shares per month and is exercisable any time up to July 7, 2009.

Pursuant to certain agreements among the Company, AHS and the holders of AHS Series B Preferred Stock, the holders of AHS Series B Preferred Stock agreed to waive any rights to dividends, liquidation preferences, voting and redemption they might have had in connection with the Merger and certain other rights. In consideration therefor, the Company issued to Mr. Egger on August 9, 1996 a warrant to purchase 2,268 shares of Common Stock at the exercise price of $5.64 per share. The warrant is exercisable at any time up to August 9, 2001. In addition, subject to certain conditions, Mr. Egger has certain "piggyback" registration rights to register the shares subject to the warrant under the Securities Act.

TRANSACTIONS WITH GE. GE, as the primary creditor of AHS and MHC, had from time to time granted AHS and MHC certain financial accommodations with respect to certain loans and leases. In exchange for such accommodations, AHS and MHC issued certain considerations to GE. As a prerequisite to the consummation of the Merger, certain financial accommodations were provided by GE, the primary creditor of each of AHS and MHC, and its affiliates. As a result, certain debt and operating lease obligations of AHS and MHC were reduced in exchange for, among other things, the issuance to GE immediately prior to the consummation of the Merger of AHS Series C Preferred Stock and MHC Series B Preferred Stock. At the effective time of the Merger, the AHS Series C Preferred Stock and MHC Series B Preferred Stock issued to GE was converted into the right to receive such number of shares of the Company's Series A Preferred Stock which were convertible into Common Stock representing approximately 48% of the Common Stock outstanding at the effective time of the Merger (after giving effect to such conversion).

In addition, as part of the granting of certain financial accommodations contemplated to be provided by GE, at the effective time of the Merger, warrants previously issued to GE by AHS to acquire 1,589,072 shares of AHS common stock, and warrants previously issued to GE by MHC to acquire 700,000 shares of MHC common stock, were canceled without payment therefor. Furthermore, GE had the right to receive for ten years annual payments ("Supplemental Service Fee") under its maintenance agreements with the Company, AHS and MHC equal to 14% of the Company's pretax income, subject to certain adjustments, and further subject to proportional reductions for certain post-Merger acquisitions. The Company terminated the Supplemental Service Fee on October 14, 1997 as part of the Recapitalization in exchange for the issuance to GE of 7,000 shares of Series C Preferred Stock. In connection with the Recapitalization, the net proceeds from the Carlyle investment were used to refinance a portion of the Company's outstanding indebtedness to GE (approximately $20 million). Also in connection with the Recapitalization, the Company executed a Credit Agreement with Bank of America, N.A. (formerly NationsBank, N.A.) ("BofA") pursuant to which BofA, as agent and lender, provided a total of $125 million in senior secured credit financing including (i) a $50 million term loan facility, (ii) a $25 million revolving working capital facility and (iii) a $50 million acquisition facility ("Bank Financing"). At the initial funding of the Bank Financing, all of the term loan facility was drawn down to refinance all of the remaining GE indebtedness (approximately $50 million). In addition, the Company has purchased a majority of its MRI systems from GE, through GEMS, and the Company currently leases a majority of its diagnostic imaging and treatment systems from GEMS under a master lease agreement, including 12 systems within a variable lease pool. GEMS also provides maintenance services with respect to the Company's diagnostic imaging equipment.

TRANSACTIONS WITH SHATTUCK HAMMOND PARTNERS. In 1996, the Company entered into an agreement with Shattuck Hammond Partners ("SHP"), an investment banking firm based in New York City in which a director of the Company, Mr. Chamberlain, is a managing director, pursuant to which SHP provides general strategic advisory and investment banking services. The term of the agreement commenced July 1, 1996 and has been extended through December 31, 1999. The Company is obligated to pay SHP $30,000 quarterly for such services. SHP also is entitled to separately negotiated fees for certain mergers or acquisitions. The Company also issued SHP a warrant to purchase 35,000 shares of Common Stock at an exercise price of

$5.50 per share, which vested cumulatively on a monthly basis over the eighteen month term of the initial agreement. The warrant is now fully exercisable and is exercisable at any time up to August 14, 2000. In addition, SHP has certain "piggy-back" registration rights to register the shares subject to the warrant under the Securities Act. On July 21, 1999, the Company entered into an agreement with SHP pursuant to which SHP will provide financial advisory services in connection with a potential acquisition by the Company. The Company paid SHP $100,000 upon execution of the agreement. If the potential acquisition proceeds, the Company has agreed to pay SHP $250,000 upon execution of definitive agreements and $1 million, less the $100,000 retainer, upon the closing of the transaction and its reasonable out-of-pocket expenses.

TRANSACTIONS WITH HOLDERS OF PREFERRED STOCK. In lieu of an automatic grant, under the Directors' Plan, to each of the Series B Directors (appointed by the Carlyle Stockholders) and the Series C Director (appointed by GE) of an option to purchase 15,000 shares of Common Stock, at the request of such Preferred Stock Directors, upon the date each of them became a Preferred Stock Director, the Company issued to an affiliate of the Carlyle Stockholders a warrant to purchase 30,000 shares of Common Stock at an exercise price of $7.25 per share and GE a warrant to purchase 15,000 shares of Common Stock at an exercise price of $10.00 per share. The Carlyle Stockholders warrant vests cumulatively at the rate of 833.33 shares per month and the GE warrant vests cumulatively at the rate of 416.67 shares per month. The Carlyle Stockholders warrant is exercisable at any time up to October 14, 2000 and the GE warrant is exercisable at any time up to November 20, 2000.

TRANSACTIONS WITH E. LARRY ATKINS. Pursuant to the terms of a separation agreement with the Company, Mr, Atkins will receive severance equal to twenty-four months salary at his level of compensation as of July 12, 1999. In addition, pursuant to amendments to his stock option agreements, his unvested options covering 62,500 shares of Common Stock with exercise prices ranging from $2.50 to $8.37 per share will continue to vest through July 31, 2000 and his options will remain exercisable until the expiration dates of such options.

         PROPOSAL TO APPROVE THE ADOPTION OF THE 1999 STOCK OPTION PLAN

The Board believes that it is desirable that the Company's and its subsidiaries' officers, other key employees, and independent contractors have a financial interest in the Company's performance. As of October 20, 1999, options (net of cancelled or expired options) covering an aggregate of 561,500 shares of Common Stock had been granted under the 1996 Employee Stock Option Plan and 102,933 shares (plus any shares that might in the future be returned to it as a result of forfeitures or expirations of options) of Common Stock remain available for future grants of options. During the fiscal year ended June 30, 1999, under the 1996 Employee Stock Option Plan, the Company granted to three current executive officers, as a group, options to purchase 110,000 shares of Common Stock at exercise prices ranging from $8.37 to $9.38 per share, and to all employees (excluding current executive officers), as a group, options to purchase 140,000 shares of Common Stock at an exercise price of $8.37 per share. No further shares of Common Stock are available for future grants of options under the Company's 1998 Employee Stock Option Plan, 1997 Management Stock Option Plan, AHS' 1987 Stock Option Plan, AHS' 1992 Option and Incentive Plan, and MHC's 1989 Stock Option Plan. In connection with the recruitment of a new president and chief executive officer, the Company will need to provide options as an incentive to employment. As a result, on October 20, 1999, the Board adopted the InSight Health Services Corp. 1999 Stock Option Plan ("Stock Option Plan"), subject to the approval of stockholders holding a majority of the outstanding Common Stock, Series B Preferred Stock and Series C Preferred Stock, represented at the Annual Meeting. The closing price of the Common Stock on October 20, 1999 was $5.75 per share as reported on The Nasdaq SmallCap Market.

The following summary of the Stock Option Plan is qualified in its entirety by reference to the complete text of the Stock Option Plan, which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

ADMINISTRATION. The Stock Option Plan is to be administered by the Board except that the Board may delegate administration of the Stock Option Plan to the Compensation Committee. The Board will have the authority to determine terms and conditions of the options and to grant the options to participants under the Stock Option Plan and to make all other determinations under the Stock Option Plan to the extent consistent with the specific terms and conditions of the Stock Option Plan.

EFFECTIVE DATE. The Stock Option Plan will be effective as of October 20, 1999, subject to its approval by stockholders holding a majority of the outstanding Common Stock, Series B Preferred Stock and Series C Preferred Stock present and entitled to be voted at the Annual Meeting, and will continue in effect for a term of ten years unless terminated sooner as provided in the Stock Option Plan.

ELIGIBILITY. All of the Company's and its subsidiaries' officers, other key employees, and independent contractors are eligible to participate in the Stock Option Plan ("participants"). As of October 20, 1999, there were approximately 40 persons eligible to participate in the Stock Option Plan.

SHARES SUBJECT TO THE STOCK OPTION PLAN. The aggregate number of shares subject to the Stock Option Plan will not exceed 500,000, subject to the anti-dilution adjustments discussed below. The Company plans to file a registration statement to register the shares issued under the Stock Option Plan.

OTHER PROVISIONS OF THE STOCK OPTION PLAN. Options granted under the Stock Option Plan will either be incentive stock options as such term is defined under section 422 of the Code, or stock options not intended to qualify as such ("nonstatutory stock options"). The exercise price of each share of Common Stock underlying an incentive stock option will not be less than the greater of 100% of the fair market value of or the par value of a share of Common Stock on the date of grant of the option; provided however, that the exercise price of incentive stock options granted to holders of at least 10% of the Company's Common Stock may not be less than 110% of such fair market value. The exercise price of each share of Common Stock underlying a nonstatutory stock option may not be less than the greater of 50% of the fair market value or the par value of a share of Common Stock on the date of grant of the option.

Subject to such conditions that the Board determines, options will be exercisable in whole or in part at any time over the exercise period, as fixed by the Board, but in no event may the exercise period exceed ten years from the date of grant of each incentive stock option or nonstatutory stock option; provided however, that the exercise period for incentive stock options granted to holders of at least 10% of the Company's Common Stock may not exceed five years from the date of grant of such options. The option exercise price must be paid in full, at the time of exercise, in (a) cash, (b) with Board approval, in shares of Common Stock having a fair market value on the date of exercise in the aggregate equal to the option exercise price, (c) in a combination of cash and such shares, or (d) by such other method as the Board may authorize. If Common Stock is surrendered by an officer of the Company for payment and the Common Stock was acquired pursuant to an option of the Company, then six months must have elapsed since the date of exercise of such option.

In the event that a participant (other than an independent contractor) ceases to maintain continuous employment with the Company, for any reason other than death or permanent and total disability, an exercisable stock option will continue to be exercisable for 90 days unless otherwise provided pursuant to the option agreement, or unless the Board determines in its sole discretion to extend the date the option may be exercised, but in no event after the expiration date of such option. If a participant dies or is permanently and totally disabled, exercisable stock options will continue to be exercisable for twelve months, to the extent exercisable by the participant immediately prior to his or her death or disability, except that the Board may provide, in the event of termination by reason of permanent and total disability, that the participant may exercise an option at any time subsequent to termination, but in no event after the expiration date of such option.

Options are nontransferable except (a) pursuant to a qualified domestic relations order or (b) in the event of death in which case the options may be exercised by the successor or representative of the deceased participant at any time within twelve months after the date of death, but in no event after the expiration date of such options. Notwithstanding the foregoing, the Board may permit transfer of nonstatutory stock options during the exercise period. The shares issued on exercise of the options will not be subject to any transfer restriction except those mandated by applicable federal and state securities laws.

If a change is made in the Company's capitalization by reason of a recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or if certain other changes in the outstanding shares are effected, the number and kind of shares for which options may be granted under the Stock Option Plan will be adjusted proportionately and accordingly by the Board. In addition, the number and kind of shares for which options under the Stock Option Plan are then outstanding will be adjusted so that the proportionate ownership interest of the holder of the option immediately after such event will, to the extent practicable, be the same as immediately before such event. If the Company is the surviving corporation in a reorganization, merger or consolidation, any option granted pursuant to the Stock Option Plan will apply to the securities to which a holder of the number of shares of Common Stock subject to such option would have been entitled immediately after such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the option price per share so that the aggregate option price will be the same as the aggregate option price before such reorganization, merger or consolidation. Except as set forth below, the Stock Option Plan and all options granted under the Stock Option Plan will terminate upon the following events: (a) the Company's dissolution or liquidation; (b) a merger, consolidation or reorganization of the Company in which the Company is not the surviving corporation; (c) a sale of substantially all of the assets of the Company; or (d) any transaction approved by the Board which results in any person or entity owning 80% or more of the combined voting power of all classes of the Company's stock. The Stock Option Plan and options granted under the Stock Option Plan will continue to the extent provision is made in connection with such transaction for the continuation of the Stock Option Plan and/or the assumption of the options granted under the Stock Option Plan or for the substitution for such options of new options covering the stock of the successor corporation, with appropriate adjustments to the number and kind of shares and exercise prices to preserve any excess of the aggregate fair market value of the shares over the purchase price of the shares under the options. In the event of any such termination of the Stock Option Plan, each option holder will have the right, immediately before the occurrence of such termination, to exercise such option whether or not such option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise under the option agreement.

If a "Change of Control," as described below, occurs, all options under the Stock Option Plan will be exercisable in full whether or not all conditions of exercise have been satisfied. Subject to certain exceptions and limitations, for purposes of the Stock Option Plan, a "Change of Control" will be deemed to occur: (a) when any person (excluding GE and the Carlyle Stockholders and the successors and assigns of GE and Carlyle) acquires more than 40% of the voting power of the Common Stock; (b) when during any one year period, individuals who at the beginning of the period constitute the Board cease to constitute at least a majority of the Board; (c) upon consummation of a merger or consolidation of the Company into or with another entity in which the Company's stockholders immediately before the consummation of the transaction will own 50% or less of the voting securities of the surviving corporation immediately after the consummation of the transaction; or (d) the sale, transfer or lease of all or substantially all of the Company's assets.

CERTAIN TAX MATTERS. The following is a summary, and does not purport to be a complete description, of certain federal income tax consequences of the Stock Option Plan and transactions thereunder. Furthermore, no information is given with respect to any state, local, foreign taxes, federal estate tax or state estate, inheritance or death taxes, which may be applicable.

Under the Stock Option Plan, a participant will not recognize taxable income, and the Company will not be entitled to a deduction, upon the grant of either an incentive stock option or a nonstatutory stock option.

Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of each share of Common Stock on the date of exercise exceeds the option price. The amount so recognized as income will be deductible by the Company. Upon any subsequent sale of shares by a participant, the participant's basis in the shares purchased for determining gain or loss will be the fair market value on the date of exercise, if such shares were acquired by the exercise of the nonstatutory option for cash. If the exercise of the option is made by delivery of shares of Common Stock in payment of the option price, the shares delivered are deemed to be exchanged in a tax-free transaction for the equivalent number of new shares of Common Stock. Such equivalent number of shares will have the same basis and holding period as the shares exchanged. The number of shares received in excess of the number of shares delivered will be included in the participant's income at the fair market value thereof at the time of exercise. Such shares will have a basis equal to the fair market value on the date of the exercise of the option. Any gain or loss recognized upon the sale or other disposition of such shares will be capital gain or loss, either long-term or short-term depending upon the holding period of such shares (which begins on the date the participant recognizes income with respect to such shares).

Upon exercise of an incentive stock option, the participant will generally not recognize ordinary income and the Company will generally not be entitled to a deduction at the time of exercise. Upon any subsequent sale of shares by a participant, the participant's basis in the shares purchased for determining gain or loss will be the option price paid for such shares upon the exercise of the incentive stock option if such shares were acquired for cash at the time of exercise. However, in the event that a participant disposes of shares of Common Stock acquired pursuant to the exercise of an incentive stock option within two years from the date of the grant of such option or within one year from the exercise of such option, a portion of the gain, if any, recognized in connection with such disposition will be treated as ordinary income and will provide the Company with a deduction in an equivalent amount. The portion of the gain, if any, recognized upon a subsequent sale of Common Stock which will be treated as ordinary income will be equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise of such option. If the exercise of the option is made by delivery of shares of Common Stock in payment of the option price, the shares delivered are deemed to be exchanged in a tax-free transaction for the equivalent number of new shares of Common Stock. Such equivalent number of new shares will have the same basis and holding period as the shares exchanged. The number of shares received in excess of the number of shares delivered will not be included in the participant's taxable income at the time of exercise and will have a basis of zero. Although the exercise of an incentive stock option is not a taxable event under normal income tax rules, the spread between the fair market value of the

Common Stock and the exercise price of the option on the date of exercise is an item of tax preference for purposes of computing the alternative minimum tax.

Section 162(m) of the Code limits the deduction which the Company may take with respect to a fiscal year for otherwise deductible compensation payable to certain of the Company's executive officers to the extent that compensation paid to such an officer for such year exceeds $1 million, unless such compensation is performance-based, is awarded by a committee of outside (i.e. non-employee) directors, is approved by the Company's stockholders and meets certain other criteria. Awards made to participants under the Stock Option Plan may not satisfy these requirements. Accordingly, to the extent the taxable compensation attributable to the exercise of an option, when added to the other compensation recognized by an executive officer during a fiscal year, would otherwise exceed $1 million, the Company may be limited by section 162(m) in the amount of deductions the Company would otherwise be entitled to take.

Section 280G of the Code limits the deductibility of certain "parachute payments" paid by a corporation to certain officers, stockholders and highly compensated individuals. Generally, "parachute payments" consist of payments in the nature of compensation made in connection with a change in control of a corporation. It is possible that any accelerated vesting of options that occurs upon a "Change of Control" of the Company could be a "parachute payment" subject to the deduction limitations of section 280G of the Code. In addition, section 4999 of the Code imposes a 20% nondeductible excise tax upon the disqualified individual receiving certain "parachute payments". This limitation will only apply if the present value of benefits which are paid or distributed to a covered individual solely as a result of a "Change of Control" exceeds 300% of the average compensation earned by such individual from the Company over the most recent five year period.

The foregoing is not to be considered as tax advice to any persons who may be Stock Option Plan participants and any such persons are advised to consult their own tax counsel.

AMENDMENT AND TERMINATION. The Board may from time to time suspend, terminate, or amend the Stock Option Plan as to any shares of Common Stock as to which options have not been granted, provided that stockholder approval will be required if and to the extent the Board determines that such approval is appropriate for the purposes of satisfying section 162(m) or 422 of the Code or is otherwise required by law or applicable stock exchange or stock market requirements. No suspension, termination, or amendment of the Stock Option Plan may adversely affect any rights under any option granted under the Stock Option Plan unless the consent of the holder of the option is obtained. Unless terminated earlier by the Board, the Stock Option Plan will terminate on October 20, 2009.

BENEFIT AMOUNTS. Neither the benefits that will be received under the Stock Option Plan nor the benefits that would have been received had the Stock Option Plan been in effect in the fiscal year ended June 30, 1999, are determinable.

VOTE REQUIRED. The affirmative vote of stockholders holding a majority of the Common Stock, Series B Preferred Stock (on an as-if-converted basis) and Series C Preferred Stock (on an as-if-converted basis) present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the Stock Option Plan. The vote of the holders of the Preferred Stock is subject to the limitation that the maximum aggregate votes of the Preferred Stock may not exceed 37% of the total number of votes eligible to be cast.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE INSIGHT HEALTH SERVICES CORP. 1999 STOCK OPTION PLAN.

                              SELECTION OF AUDITORS

Arthur Andersen LLP, independent public accountants, have been the auditors of the consolidated financial statements of the Company and its subsidiaries since 1996. A meeting of the Board or the Audit Committee will be held in the near future, at which time a recommendation will be made to confirm the selection of the Company's auditors for the current fiscal year. Representatives of Arthur Andersen LLP are expected to be present at the 1999 Annual Meeting. Such representatives will be given an opportunity to make a statement if they desire to do so and will be available to respond to any appropriate questions from the stockholders.

                                 OTHER BUSINESS

The Certificate of Incorporation requires that all nominations for persons to be elected Common Stock Directors, other than those made by the Board be made pursuant to written notice to the corporate secretary of the Company. The notice must be received not less than 50 nor more than 75 days prior to the meeting which the election will take place (or not later than fifteen days after public disclosure of such meeting date if such disclosure occurs less than 65 days prior to the date of such meeting). The notice must set forth all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to the Exchange Act (including the nominee's written consent to serve as a director). The notice must also include the stockholder's name and address as they appear on the Company's books and the class, series and number of shares beneficially owned by the stockholder.

The management of the Company knows of no further or other matters which are to be considered at this Annual Meeting. If any other business properly comes before this Annual Meeting, the persons named in the accompanying form of proxy will, as to such items, vote or refrain from voting in accordance with his or her best judgment.

                                  ANNUAL REPORT

The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1999, including audited consolidated financial statements for the fiscal year ended June 30, 1999, is being mailed to the stockholders concurrently with this Proxy Statement.

                              STOCKHOLDER PROPOSALS

Any eligible stockholders of the Company wishing to have a proposal considered for inclusion in the Company's proxy solicitation materials for the 2000 Annual Meeting must set forth such proposal in writing and file it with the corporate secretary on or before June 30, 2000. The Board will review the proposals from eligible stockholders which it receives by that date and will determine whether such proposals will be included in its 2000 proxy solicitation materials.

By Order of the Board of Directors

/s/ Marilyn U. MacNiven-Young

Marilyn U. MacNiven-Young
Executive Vice President, General Counsel and Secretary

Newport Beach, California
October 28, 1999

                                                                      APPENDIX A

                          INSIGHT HEALTH SERVICES CORP.
                             1999 STOCK OPTION PLAN

     InSight Health Services Corp., a Delaware corporation ("Company") sets forth herein the terms of the InSight Health Services Corp. 1999 Stock Option Plan ("Plan") as follows:

1.   PURPOSE

     The Plan is intended to advance the interests of the Company by providing the officers, key employees and independent contractors of the Company or its subsidiaries, which individuals will be the eligible participants under the Plan, with an opportunity to develop a proprietary interest in the Company. The Plan will thereby create strong performance incentives for such individuals to maximize the growth and success of the Company and its subsidiaries, and will encourage such individuals to remain in the employ of the Company or any of its subsidiaries. Options granted under the Plan ("Option") may be (i) "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended from time to time ("Code") or (ii) nonstatutory stock options.

2.   ADMINISTRATION

     The Plan shall be administered by the Board of Directors ("Board") of the Company, except to the extent the Board determines to delegate the administration of the Plan to the Compensation Committee ("Committee") of the Board. Each member of the Compensation Committee shall qualify in all respects as a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("1934 Act") and as an "outside director" as used in section 162 (m) of the Code, unless the Board determines otherwise. The Board shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 7 below) entered into hereunder, and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final, binding and conclusive.

     The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company's Certificate of Incorporation and Amended and Restated Bylaws, and with applicable law. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

3.   COMMON STOCK

     The stock that may be issued pursuant to Options granted under the Plan shall be shares of common stock, par value $0.001 per share, of the Company ("Common Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Common Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 500,000, which number of shares is subject to adjustment as hereinafter provided in Section 16 below. If any Option expires, terminates, or is terminated for any reason prior to exercise in full, the shares of Common Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

4.   EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan shall be effective as of the date the Board adopted the Plan, subject to approval of the Plan by the stockholders of the Company and shall continue in effect for a term of ten (10) years from the date the Board adopted the Plan. Any Options outstanding under the Plan on such date shall continue to be exercisable pursuant to their terms, except as otherwise provided herein.

5.   GRANT OF OPTIONS

     Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Optionees"), Options to purchase such number of shares of Common Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary and appropriate to qualify such Options as "incentive stock options" under section 422 of the Code.

6.   LIMITATION ON INCENTIVE STOCK OPTIONS

     An Option may constitute an incentive stock option to the extent that the aggregate Fair Market Value (as defined below) (as determined at the time the Option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Company) does not exceed $100,000.

7.   OPTION AGREEMENTS

     All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by the Company and the Optionee, in such form or forms and with such terms and conditions as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided however, that no Option Agreements shall be inconsistent with the Plan.

8.   OPTION PRICE

     The purchase price of each share of Common Stock subject to an Option ("Option Price") shall be fixed by the Board and stated in each Option Agreement. For an incentive stock option, the Option Price shall be not less than the greater of par value or 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; provided however, that in the event the Optionee would otherwise be ineligible to receive an incentive stock option by reason of the provisions of section 422(b)(6) of the Code (relative to stock ownership of more than 10%), the Option Price of an Option which is intended to be an incentive stock option shall not be less than the greater of par value or 110% of the Fair Market Value of a share of Common Stock at the time such Option is granted. With respect to the grant of an Option that is not an incentive stock option, the Option Price shall not be less than the greater of (i) 50% of the Fair Market Value of the Common Stock on the date of the grant, or (ii) its par value.

9.   TERM AND EXERCISE OF OPTIONS

     (a) TERM. Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the date as may be fixed by the Board and stated in the Option Agreement relating to such Option; provided however, that in the event the Optionee would otherwise be ineligible to receive an incentive stock option by reason of the provisions of section 422 (b)(6) of the Code (relative to stock ownership of more than 10%), an Option granted to an Optionee which is intended to be an incentive stock option shall in no event be exercisable after the expiration of five (5) years from the date it is granted. All Options granted under the Plan shall terminate no later than ten (10) years from the date of grant.

     (b) OPTION PERIOD AND LIMITATIONS ON EXERCISE. Each Option shall be exercisable, in whole or in part, at any time and from time to time during the term of the Option, at such times, and with such conditions, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding; provided however, that any such time limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to remove such time limitations.

     (c) METHOD OF EXERCISE AND PAYMENT. An Option that is exercisable hereunder may be exercised by delivery to the Company on any business day, at its principal office, addressed to the attention of the corporate secretary of the Company, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) with the consent of the Board, through the tender to the Company of shares of Common Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise;
(iii) by a combination of the methods described in (i) and (ii); or (iv) by such other method or methods as the Board may from time to time authorize. If shares of Common Stock are surrendered by an officer of the Company (as the term "officer" is defined in the rules promulgated under Section 16 of the 1934 Act) for payment and the Common Stock surrendered was acquired pursuant to an Option of the Company, then six (6) months must have elapsed since the date of exercise of such Option. The payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Common Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such Common Stock certificate or certificates are delivered, the broker shall tender to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Common Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company, may, in its judgment, be required to withhold with respect to the exercise of the Option. Any attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Common Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Common Stock certificate or certificates evidencing the Optionee's ownership of such shares. A separate Common Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an incentive stock option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an incentive stock option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Common Stock covered thereby are fully paid and issued to the Optionee, and except as provided in Section 16 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     (d) FAIR MARKET VALUE. "Fair Market Value" means the value of each share of Common Stock subject to the Plan determined as follows: If on the date of grant or exercise the Common Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, or is publicly traded on an established securities market, the Fair Market Value of the Common Stock shall be the closing price of the Common Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the date of grant or exercise or on the trading day immediately preceding the date of grant or exercise if the date of grant or exercise is not a trading day (or, if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day), or, if no sale of the Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Common Stock is not listed on such an exchange, quoted on such stock market or traded on such a market, Fair Market Value shall be determined by the Board in good faith.

     (e) WITHHOLDING. The Company shall have the right to withhold, or require an Optionee to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the exercise of Options. Subject to the consent of the Board which may be withheld in its sole and absolute discretion, and to the extent permissible under applicable tax, securities, and other laws, an Optionee may
(a) have shares of Common Stock otherwise issuable to the Optionee hereunder withheld, or (b) tender to the Company previously acquired shares of Common Stock, having a Fair Market Value sufficient to satisfy all or part of the Optionee's federal, state and local tax obligations associated with the exercise of Options.

10.  TRANSFERABILITY OF OPTIONS

     (a) Except as provided in subparagraph (b) below, during the lifetime of an Optionee to whom an Option is granted, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in section 414 of the Code, and no Option shall be pledged or hypothecated (by operation of law or otherwise), or subject to execution, attachment or similar process.

     (b) During the lifetime of an Optionee to whom an Option is granted, the Board may permit the transfer, assignment or other encumbrance of an outstanding Option unless such Option is an incentive stock option and the Board and the Optionee intend that it shall retain such status. Subject to any conditions that the Board may prescribe, an Optionee may, upon providing written notice to the corporate secretary, elect to transfer any or all Options granted to such Optionee pursuant to the Plan to members of his or her immediate family, including but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided however, that no such transfer by any Optionee may be made in exchange for consideration.

11.  TERMINATION OF EMPLOYMENT

     Upon the termination of the employment of an Optionee with the Company or a subsidiary of the Company, other than by reason of the death or "permanent and total disability" (within the meaning of section 22(e)(3) of the Code) of such Optionee, any Option granted to an Optionee pursuant to the Plan shall terminate ninety (90) days after the date of such termination of employment, unless otherwise provided pursuant to the Option Agreement or unless the Board determines in its sole discretion to extend the date the Option may be exercised. A leave of absence or leave on military or government service approved by the Board shall not constitute a termination of employment for purposes of the Plan. For purposes of the Plan, a termination of employment with the Company or a subsidiary of the Company shall not be deemed to occur if the Optionee is immediately thereafter employed with the Company or any subsidiary of the Company. Subject to the termination date for the Options under Section 9(a) above, the Board may extend the date the Option may be exercised beyond the ninety (90) day period after the date of termination of employment or beyond the period provided in the Option Agreement.

12.  RIGHTS IN THE EVENT OF DEATH OR DISABILITY

     (a) DEATH. If the Optionee dies while employed by the Company or a subsidiary, except as is otherwise provided in the Option Agreement relating to such Option, the executors or administrators or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 9(b) above), within the earlier of (i) twelve months after such Optionee's death or (ii) the termination of the Option as provided in Section 9(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee's death, on such terms as the Board may provide in the Option Agreement.

     (b) DISABILITY. If the Optionee terminates employment with the Company or a subsidiary by reason of the "permanent and total disability" (within the meaning of section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 9(b) above), within the earlier of (i) twelve months after such termination, or
(ii) the termination of the Option as provided in Section 9(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment on such terms as the Board may provide in the Option Agreement; provided however, that the Board may provide, by inclusion of appropriate language in the Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 9(b) above), in the event of the termination of employment of the Optionee with the Company or a subsidiary by reason of the "permanent and total disability" (within the meaning of section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination and prior to termination of the Option as provided in Section 9(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 9(b) above. Whether a termination of employment is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

13.  USE OF PROCEEDS

     The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

14.  REQUIREMENTS OF LAW

     (a) VIOLATIONS OF LAW. The Company shall not be required to sell or issue any shares of Common Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933, as amended ("1933 Act"), upon exercise of any Option, unless a registration statement under the 1933 Act is in effect with respect to the shares of Common Stock covered by such Option, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under the 1933 Act. Any determination in this connection by the Board shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority, except the Company shall timely file for registration, on Form S-8 under the 1933 Act, of the shares of Common Stock to be issued upon exercise of the Options granted under the Plan. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Common Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

     (b) COMPLIANCE WITH RULE 16b-3. The Plan is intended to comply with Rule 16b-3 or its successor rule, promulgated under the 1934 Act. With respect to persons subject to Section 16 of the 1934 Act, any provision of the Plan or action of the Board that is inconsistent with such Rule shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

15.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Options have not been granted; provided however, that stockholder approval shall be required if and to the extent the Board determines that such approval is appropriate for purposes of satisfying section 162(m) or 422 of the Code or is otherwise required by law or applicable stock exchange or stock market requirements. Grants may be made under the Plan prior to the receipt of such approval but each such grant shall be subject in its entirety to such approval and no Option may be exercised or vested prior to the receipt of such approval. Nothing herein shall restrict the Board's ability to exercise its discretionary authority pursuant to Section 2, which discretion may be exercised without amendment of the Plan. Except as permitted under Section 16 hereof, no amendment, suspension or termination of the Plan by the Board may, without the consent of the holder of the Option, adversely affect any rights or obligations under any Option theretofor granted under the Plan.

16.  EFFECT OF CHANGES IN CAPITALIZATION

     (a) CHANGES IN COMMON STOCK. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease affecting such outstanding shares generally that is effected without receipt of consideration by the Company, occurring after the effective date of the Plan, the number and kind of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Board. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate ownership interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. If there is a distribution payable in the capital stock of a subsidiary of the Company ("Spin-off Shares"), to the extent consistent with Treasury Regulation section 1.425-1(a)(6) or the corresponding provision of any subsequent regulation, each outstanding Option shall thereafter additionally pertain to the number of Spin-off Shares that would have been received in such distribution by a stockholder of the Company who owned a number of shares of Common Stock equal to the number of shares that are subject to the Option at the time of such distribution, and the aggregate Option Price of the Option shall be allocated between the Spin-off Shares and the Common Stock in proportion to the relative Fair Market Values of a Spin-off Share and a share of Common Stock immediately after the distribution of Spin-off Shares.

     (b) REORGANIZATION IN WHICH THE COMPANY IS THE SURVIVING CORPORATION. If the Company shall be the surviving corporation in any reorganization, merger, or consolidation of the Company with one or more other corporations, any Option theretofor granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

     (c) REORGANIZATION IN WHICH THE COMPANY IS NOT THE SURVIVING CORPORATION; SALE OF ASSETS OR STOCK. Upon the dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board which results in any person or entity owning 80% or more of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofor granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices, to preserve the then excess, if any, of the aggregate Fair Market Value of the shares subject to Options over the purchase price for the shares under the Options, in which event the Plan and Options theretofor granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right, immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option, in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to the Option Agreement. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders. Notwithstanding the foregoing, the occurrence of any event described in this Section 16(c) which also constitutes a Change of Control (as defined below) shall cause the exercisability in full of all Options whether or not (i) all conditions to exercise have been satisfied and (ii) the Plan is terminated pursuant to this
Section 16(c).

     (d) ADJUSTMENTS. Adjustments under this Section 16 related to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     (e) NO LIMITATIONS ON THE COMPANY. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

17.  CHANGE OF CONTROL

     If a "Change of Control" (as defined below) occurs, all Options shall be exercisable in full whether or not all conditions of exercise have been satisfied. A "Change of Control" shall be deemed to occur (i) at such time as any person [as defined in Section 13(d)(3) of the 1934 Act, but excluding General Electric Company ("GE") and the entities to whom shares of the Company's Convertible Preferred Stock, Series B ("Series B Preferred Stock") were initially issued ("Carlyle"), and successors and permitted assigns of GE and Carlyle, individually and collectively] at any time shall directly or indirectly acquire more than 40% of the voting power of the Common Stock, (ii) at such time as during any one year period, individuals who at the beginning of such period constitute the Board (together with any new directors (a) whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (b) elected or appointed by Carlyle, GE or their successors and permitted assigns) cease to constitute at least a majority of such Board (provided however, that a change in directors upon a Type B Event Date [as defined in the Company's Certificate of Designation, Preferences and Rights of Convertible Preferred Stock, Series B ("Series B Certificate of Designation")] shall not be deemed to cause a Change of Control pursuant to this subparagraph (ii), (iii) upon consummation of a merger or consolidation of the Company into or with another Person (as defined below) in which the stockholders of the Company immediately prior to the consummation of such transaction shall own 50% or less of the voting securities of the surviving corporation (or the parent corporation of the surviving corporation where the surviving corporation is wholly owned by the parent corporation) immediately following the consummation of such transaction, or (iv) the sale, transfer or lease of all or substantially all of the assets of the Company, in any of cases
(i), (ii), (iii) or (iv) in a single transaction or series of related transactions; provided, that no Change of Control hereunder with respect to the Company shall be deemed to occur solely by reason of (x) the ownership of the Company's capital stock by any of Carlyle, TC Group, L.L.C., any investor in any entity comprising Carlyle or TC Group, L.L.C. as of October 14, 1997, GE or its Affiliates (as defined in the Series B Certificate of Designation), (y) the conversion of shares of Series B Preferred Stock into either the Company's Convertible Preferred Stock, Series D ("Series D Preferred Stock") (and any change in the Board incident thereto) or Common Stock, or (z) the conversion of shares of Series D Preferred Stock into Common Stock. "Person" means any corporation, partnership, limited partnership, limited liability partnership, joint venture, association, limited liability company, joint-stock company, trust or unincorporated organization.

18.  DISCLAIMER OF RIGHTS

     No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Company or any subsidiary of the Company, or to interfere in any way with the right and authority of the Company or any subsidiary of the Company either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any subsidiary of the Company.

19.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

20.  GOVERNING LAW

     THE VALIDITY, INTERPRETATION AND EFFECT OF THE PLAN, AND THE RIGHTS OF ALL PERSONS HEREUNDER, SHALL BE GOVERNED BY AND DETERMINED IN ACCORDANCE WITH THE LAWS OF DELAWARE, OTHER THAN THE CHOICE OF LAW RULES THEREOF.

21.  HEADINGS

     The headings herein are for convenience only and shall not be used in interpreting the Plan.

                          INSIGHT HEALTH SERVICES CORP.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 7, 1999


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INSIGHT HEALTH SERVICES CORP.


     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 1999 Annual Meeting to be held on December 7, 1999 and, revoking all prior proxies, hereby appoints Marilyn U. MacNiven-Young and/or Michael G. McKinnon, with full power of substitution, as proxy of the undersigned to attend and vote all shares of Common Stock of InSight Health Services Corp. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on December 7, 1999, and any and all postponements or adjournments thereof, upon the matters specified below and such other business as may properly come before the Annual Meeting.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

                                            AUTHORITY   AUTHORITY
                                              GIVEN      WITHHELD

                                               / /         / /

1. The election of Frank E. Egger and Leonard H. Habas as directors of the Company to hold office for a three-year term and until their successors are duly elected and qualified.

                                                     FOR    AGAINST    ABSTAIN

2. To approve the Company's 1999 Stock Option Plan.  / /      / /        / /

3. To transact such other business as may properly come before the Annual Meeting and any and all postponements or adjournments thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL VOTE FOR THE NOMINEES FOR DIRECTOR AND FOR THE APPROVAL OF THE 1999 STOCK OPTION PLAN AND IN HIS/HER DISCRETION ON ANY OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING.


NOTE: Please sign exactly as your name appears on your stock certificate(s). If the stock is jointly held, each owner should sign. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.

INSTRUCTION: TO GRANT AUTHORITY FOR BOTH OF THE NOMINEES NAMED ABOVE CHECK THE "AUTHORITY GIVEN" BOX; TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE CHECK THE "AUTHORITY GIVEN" BOX AND CROSS OUT THE NAME OF THE NOMINEE NAMED ABOVE; TO WITHHOLD AUTHORITY FOR BOTH NOMINEES CHECK THE "AUTHORITY WITHHELD" BOX.

_____________________________    ___________________ Dated: _____________, 1999
Signature(s) of stockholder(s)

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT IT CAN BE COUNTED AT THE ANNUAL MEETING ON DECEMBER 7, 1999.